FIRST FEDERAL SAVINGS BANK OF BRYAN
                               STOCK ELECTION FORM

                      IMPORTANT - IMMEDIATE ACTION REQUIRED

     ALL FIRST FEDERAL STOCKHOLDERS WHO WISH TO EXCHANGE SHARES IN THE MERGER OF FIRST FEDERAL SAVINGS BANK ("FIRST FEDERAL") AND THE BRYAN - COLLEGE STATION FINANCIAL HOLDING COMPANY (THE "HOLDING COMPANY") MUST RETURN THIS FORM BY THE DATE SPECIFIED BELOW. PLEASE COMPLETE, SIGN AND RETURN THIS FORM TO FIRST FEDERAL IN THE ENVELOPE PROVIDED OR DROP IT OFF AT FIRST FEDERAL SAVINGS BANK, 2900 TEXAS AVENUE, BRYAN, TEXAS, NO LATER THAN 5:00 P.M., ___________, 1997. IF YOU DO NOT RETURN THIS FORM, YOUR SHARES WILL AUTOMATICALLY BE CONVERTED TO THE RIGHT TO RECEIVE THE CASH DISTRIBUTION, SUBJECT TO THE PROVISIONS OF THE MERGER AGREEMENT.

         Please complete the section that describes your choice.

1.       EXCHANGE ALL MY FIRST FEDERAL SHARES FOR
         HOLDING COMPANY SHARES*

         Number of First Federal shares owned                           ________

2.       EXCHANGE SOME OF MY FIRST FEDERAL SHARES
         FOR HOLDING COMPANY SHARES, AND THE
         REMAINING SHARES FOR CASH*

         Number of First Federal shares to be exchanged for stock       ________

         Number of First Federal shares to be exchanged for cash        ________

3.       EXCHANGE ALL OF MY FIRST FEDERAL SHARES
         FOR CASH*

         Number of First Federal shares owned
                  of Common Stock.

            Number of Shares of Common Stock                            ________





*Certain limitations on the maximum amounts of shareholder elections to exchange their stock or to sell their stock for cash, as described in the Joint Proxy Statement/Prospectus, may result in a shareholder receiving different amounts of common stock in the holding company and cash than elected by the shareholder in the event of an oversubscription of stock or cash elections.


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         I (we) hereby  authorize the exchange of my (our) First Federal  Common
Stock as described above.

         I (we) acknowledge receipt of the Joint Proxy Statement/Prospectus dated _________, 1997.



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Signature                                          Date


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Signature (if required)                            Date


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Title (if applicable)

All signatures should appear exactly as on the original First Federal stock certificate. This Stock Election Form should be signed by all persons whose name appears on the First Federal stock certificate. If less than all signatories appear on this form, First Federal Savings Bank reserves the right to treat the election as valid, but it is not obligated to do so.

     For assistance in completing this form, please call the First Federal Savings Bank at (409) ___-____.



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                                 ACKNOWLEDGEMENT


     Please return this card together with the Stock Election Form in the enclosed postage-paid return envelope.

     I (we) acknowledge that, before filling out this form for the exchange of my shares of First Federal Savings Bank of Bryan, I (we) received a Joint Proxy Statement/Prospectus dated _________, 1997.

     The Joint Proxy Statement/Prospectus received contains disclosure concerning the nature of the securities being offered and describes the risks involved in the investment, including but not limited to those risks associated with the new Holding Company, First Federal's loan loss allowance, recent operating income levels, the effect of changes in interest rates, the existence of anti-takeover provisions in the Holding Company's charter and bylaws, the arbitrary determination of the offering price, dilution, dividends and the absence of a prior market for the securities offered, all as described in the Joint Proxy Statement/Prospectus under the heading "Risk Factors Associated with the Holding Company."

     I (WE) ACKNOWLEDGE THAT, I (WE) HAVE RELIED SOLELY ON THE JOINT PROXY STATEMENT/PROSPECTUS IN MY DECISION TO EXCHANGE MY FIRST FEDERAL SHARES FOR HOLDING COMPANY SHARES AND NO OTHER WRITTEN OR VERBAL INFORMATION, PROJECTIONS, REPRESENTATIONS, PROMISES OR AGREEMENTS BY FIRST FEDERAL OF FIRST FEDERAL MANAGEMENT.

     I (WE) FURTHER ACKNOWLEDGE THAT THE HOLDING COMPANY COMMON STOCK IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT GUARANTEED OR INSURED BY THE BRYAN - COLLEGE STATION FINANCIAL HOLDING COMPANY OR BY THE FEDERAL GOVERNMENT.



-----------------------------------          ------------      Signature
                                             Date



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                                             Date


NOTE: THIS ACKNOWLEDGEMENT MUST ACCOMPANY THE EXECUTED STOCK ELECTION FORM SUBMITTED FOR THE EXCHANGE OF FIRST FEDERAL COMMON STOCK FOR COMMON STOCK OF THE BRYAN COLLEGE STATION FINANCIAL HOLDING COMPANY.